Exhibit 99.1

Globalink Investment Inc. Announces Charter and Trust Agreement Amendments and Extension of the Deadline to Complete a Business Combination to June 9, 2023

New York, NY – March 10, 2023 — Globalink Investment Inc. (Nasdaq: GLLI, GLLIW, GLLIR, GLLIU) (“Globalink” or the “Company”), a special purpose acquisition company, announced today that its stockholders approved amendments to its charter and trust agreement to extend the deadline to complete its initial business combination and change the structure and cost of such extensions. Globalink obtained the first of up to five extensions of the deadline - from March 9, 2023 to June 9, 2023 – by depositing $390,000 into its trust account (the “Trust Account”) with Continental Stock Transfer and Trust Company (“Continental”).

Globalink’s stockholders, at a special meeting of its stockholders held on March 6, 2023, approved amendments to Globalink’s Amended and Restated Articles of Association (the “Charter Amendment”) and Globalink’s Investment Management Trust Agreement dated December 6, 2021 with Continental (the “Trust Agreement Amendment”) to extend the deadline to complete Globalink’s initial business combination to up to 24 months after Globalink completed its initial public offering, or up until December 9, 2023, and change the structure and cost of how Globalink can obtain extensions to the previously applicable March 9, 2023 deadline to complete its initial business combination. The amendments allow Globalink to instead obtain two three-months extensions, followed up three one-month extensions, by depositing $390,000 for each three-month extension and $130,000 for each one-month extension into the Trust Account by the deadline applicable prior to the extension.

The Charter Amendment triggered a right of Globalink’s public stockholders to demand the redemption of their public shares out of funds held in the Trust Account. Holders of 6,756,695 public shares properly requested redemption leaving 4,743,305 public shares outstanding. After payment of the redemption price to the redeeming public shareholders of approximately $10.37 per share for an aggregate of $70.05 million, Globalink will have approximately $49.18 million left in its Trust Account. Based on the shares redeemed, the $390,000 deposit represents approximately $0.0822 per unredeemed public share.

As a consequence of the adoption of the Charter Amendment and the Trust Agreement Amendment and the redemptions, Globalink can now obtain up to two three-month extensions followed by three one-month extensions, or up until December 9, 2023, to complete its initial business combination at a cost of $390,000 per three-month extension and $130,000 per one-month extension. In connection with the amendments, Globalink notified Continental that it intends to obtain the first extension and deposited $390,000 into its trust account with Continental, to extend the deadline from March 9, 2023 to June 9, 2023.

About Globalink Investment Inc.

Globalink is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although there is no restriction or limitation on what industry or geographic region, Globalink intends to pursue targets in North America, Europe, South East Asia, and Asia (excluding China, Hong Kong and Macau) in the technology industry, specifically within the e-commerce and payments sectors.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, a variety of risk factors affecting the Company’s business and prospects, see the section titled “Risk Factors” in the Company’s Prospectus filed with the SEC on December 6, 2021 and subsequent reports filed with the SEC, as amended from time to time. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Globalink Contact:

Say Leong Lim

Globalink Investment Inc.

Telephone: 212-382-4605

Email: sllim@globalinkinvestment.com